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                                                                  Exhibit 15.1


INDEPENDENT ACCOUNTANT'S REPORT

Forstmann & Company, Inc.:


We have made a review of the accompanying condensed balance sheet of Forstmann & Company, Inc. as of May 1, 1994 and the related condensed statements of operations and cash flows for the thirteen weeks and the twenty-six weeks ended May 1, 1994 and May 2, 1993, respectively, and the condensed statement of shareholders' equity for the twenty-six weeks ended May 1, 1994 in accordance with standards established by the American Institute of Certified Public Accountants. These financial statements are the responsibility of the Company's management.

A review of interim financial information consists principally of applying analytical procedures to financial data, and making inquires of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to such condensed financial statements for them to be in conformity with generally accepted accounting principles.

We have previously audited, in accordance with generally accepted auditing standards, the balance sheet of Forstmann & Company, Inc. as of October 31, 1993 and the related statements of operations, shareholders' equity, and cash flows for the fifty-two weeks then ended (not presented herein); and in our report dated December 9, 1993, we expressed an unqualified opinion on those financial statements. In our opinion, the information set forth in the accompanying condensed balance sheet as of October 31, 1993 is fairly stated in all material respects in relation to the balance sheet from which it has been derived.


/s/ Deloitte & Touche
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Atlanta, Georgia

May 25, 1994